SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
February 03, 2004

FLOWSERVE CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-13179	31-0267900
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 North O’Connor Blvd., Suite 2300, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 443 - 6500

Item 5.           Other Events

Flowserve Corporation (the “Company”) issued a press release on February 3, 2004 announcing that it would restate its financial results for fiscal years 2000 to 2002 and the nine months ended September 30, 2003 predominately to correct inventory balances, which will result in costs of sales adjustments.  These inventory balance adjustments are operational issues principally attributable to isolated computer systems implementations at a relatively small number of distinct sites and the related reconciliations of accounts.  The estimated impact of the restatement on previously reported results for the nine months ended September 30, 2003 was a reduction to pretax earnings of $2.8 million and a reduction of $4.8 million, $3.0 million and $0.4 million for the years ended December 31, 2002, 2001, and 2000, respectively

The Company has already begun to implement a number of concrete steps to further strengthen the controls over its systems and inventories at the affected sites.  These steps include personnel changes, revisions to the system implementation and testing procedures, increased training for system users, and continued enforcement of the Company’s cycle counting policies, quarterly physical inventories and reconciliation procedures at the relevant locations.

For additional information please refer to the press release, attached to this Form 8-K as Exhibit 99.1 and incorporated in its entirety by reference into this Item 5.

Item 7.                    Financial Statements and Exhibits

(c)          Exhibits

The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description

99.1	Press release issued by the Company on February 3, 2004.

Item 12.                  Results of Operations and Financial Condition

A copy of the news release issued by the Company on February 3, 2004, announcing the Company’s earnings for 2003 and its intention to restate financial results for the years 2000 to 2002 and for the first, second and third quarters of 2003 is attached hereto as Exhibit 99.1 and is incorporated in its entirely by reference into this Item 12.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLOWSERVE CORPORATION

By:	/s/ Ronald F. Shuff
Ronald F. Shuff
Vice President, Secretary and General Counsel

Date:  February 3, 2004.